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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shaman Pharmaceuticals, Inc.
South San Francisco, California

    We hereby consent to the incorporation by reference in Registration Nos. 333-78115 and 333-86463 made on Form S-1; Registration Nos. 333-36024 and 333-37360 made on Form S-3; and Registration Nos. 33-66450, 33-93938, 333-30365, 333-09169, and 333-96323 made on Form S-8 of Shaman Pharmaceuticals, Inc. of our report dated April 4, 2001, relating to the consolidated financial statements and Schedule of Shaman Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's subsequent filing of Chapter 11 Bankruptcy petition on January 5, 2001 and imminent liquidation.

/s/ BDO SEIDMAN, LLP

San Francisco, California
April 27, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS